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                                                                    EXHIBIT 13.1

                                906 Certification

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

     The certificate set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2003, (the "Report") for the purpose of complying with the Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Michael Tong, the Executive Director* of NetEase.com, Inc., certifies that, to the best of his knowledge:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

     2. the information contained in the Report fairly presents, in all material respect, the financial condition and results of operations of NetEase, Inc.

Date: June 25, 2004



                                                    By: /s/ Michael Tong
                                                        ------------------------
                                                    Name: Michael Tong
                                                    Title: Executive Director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to NetEase.com, Inc. and will be retained by NetEase.com, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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* Our Acting Chief Executive Officer, Ted Sun, is currently on temporary medical leave of absence, and our Executive Director has made this certification in his absence.